For Immediate Release
Date: October 2, 2007

Contacts:	J. Williar Dunlaevy	Stephen M. Conley

	Chairman & CEO	Chief Financial Officer

Phone:	413-445-3500	413-445-3530

Email:	Bill.Dunlaevy@Legacybanks.com	Steve.Conley@Legacybanks.com
Legacy Bancorp, Inc. Third Quarter 2007 Earnings and Conference Call
PITTSFIELD, MASSACHUSETTS (October 2, 2007): Legacy Bancorp, Inc. (the “Company”) (NASDAQ:LEGC), the holding company for Legacy Banks (the “Bank”), will announce the third quarter 2007 earnings on Wednesday October 24, 2007 at approximately 5:00 p.m. (Eastern Time) on the Internet at www.legacybanks.com.
The Company also announced today that it has received regulatory approval from the Massachusetts Division of Banks and the New York State Banking Department in connection with its proposed acquisition of five (5) branch offices of First Niagara Bank located in eastern New York. The acquisition, anticipated to close on December 7, 2007, remains subject to federal regulatory approval.
Conference Call:
Investors and analysts are invited to participate in a conference call beginning at 3:00 p.m. (Eastern Time) on Thursday October 25, 2007. J. Williar Dunlaevy, Chairman and CEO and Stephen M. Conley, CFO, will review the third quarter and year to date results and take your questions. Conference call information is as follows:

Domestic Dial-in:	877-407-9205
International Dial-in:	201-689-8054
Access Code:	Not required
The conference call playback will be available after 6:00 p.m. on Thursday October 25, 2007 and will be available until November 2, 2007.

Playback Toll-Free DIRECT- 877-660-6853
Playback International DIRECT - 201-612-7415
Playback Account #: (Required) - 286
Playback Conference ID #: (Required) - 257456

The conference call will be Webcast live at www.legacybanks.com, and will be available until January 25, 2008.
This release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that adversely affect Legacy Banks’ interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Legacy Bancorp’s operations.